UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 20, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of TESSCO Technologies Incorporated (the “Company”) finalized certain determinations with respect to the Company’s Performance Stock Award Plan.

The Committee, with the concurrence of the full Board of Directors, determined to grant to those individuals who are and who are anticipated to be identified in the 2006 proxy statement as named executive officers, and to the principal financial and accounting officer, the directors and other select key individuals, a total of 150,000 performance share units, or PSUs, entitling them to earn shares of the Company’s Common Stock depending upon whether in fiscal 2007 certain Company threshold or target earnings per share levels are met and individual performance metrics are satisfied.

The Board and the Committee view fiscal 2007, the first full fiscal year since the transition of the significant affinity relationship, as a very important year. Also, the Board and the Committee believe that providing incentives to key individuals in management who are expected to take on important roles in the Company’s emergence from this transition is in the best interests of the Company and its shareholders. Accordingly, the internal threshold and target levels applicable to these awards for fiscal 2007 were set by the Committee at $1.00 and $1.25, respectively. The projected earnings per share impact of the share issuances are included in these threshold and target amounts.

These targets were established for internal purposes relative to the administration of these PSUs and should not be construed, and the reader is cautioned not to construe these targets, in the nature of earnings guidance.

Those individuals who are and who are anticipated to be identified in the 2006 proxy statement as  named executive officers, together with the principal financial and accounting officer and members of the board of directors, to whom PSUs were granted, and the number of PSUs granted to each, is as follows:

Officer/Director	Number of PSUs

Robert B. Barnhill, Jr.	20,000
Gerald T. Garland	16,500
Douglas A. Rein	14,000
David M. Young	14,000
Said Tofighi	14,000
John Beletic*	5,000
Jerome C. Eppler*	5,000
Susan Goodman*	5,000
Benn R. Konsynski*	5,000
Daniel Okrent*	5,000
Dennis J. Shaughnessy*	5,000
Morton F. Zifferer, Jr.*	5,000

(*)Denotes Non-employee Directors

The documents evidencing these PSUs will be in substantially the form of those previously delivered to PSU participants. These PSUs have only one measurement year, with any shares earned at the end of fiscal year 2007 to vest 25% on or about May 1, 2007 and 25% on or about May 1 of each of the following three years, provided that the participant remains employed by or associated with the

Company on each such date. The maximum number of shares payable to each participant equals 100% of the number of PSUs delivered to that participant, which will be earned only in the event that actual fiscal 2007 earnings per share equals or exceeds $1.25 and all individual performance metrics are satisfied. These grants, and particularly those made to the members of the Committee, have also been approved by the full Board of Directors.

All PSUs are delivered under the Company’s Amended and Restated 1994 Stock and Incentive Plan (the 1994 Plan). Any shares not earned under these or any previously granted PSUs will be added back to the available pool of shares under the 1994 Plan and become available for possible future awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr. Chairman, President and Chief Executive Officer

Dated: April 26, 2006